UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2017

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

Entry into New Secured Term Loan Facility

On October 20, 2017, H.B. Fuller Company (the “Company”, “we”, “us” or “our”) entered into a Term Loan Credit Agreement (the “Credit Agreement”) with Morgan Stanley Senior Funding, Inc., as administrative agent, and various other financial institutions party thereto as lenders.

The Credit Agreement provides for a new $2,150,000,000 term loan facility (the “Term Facility”), the proceeds of which were used in part to finance the purchase price and related transaction expenses relating to the Royal acquisition (as defined below) and to refinance certain of our and Royal’s (as defined below) existing indebtedness.

Borrowings under the Term Facility will bear interest at rates calculated based upon, at the Company’s option, (i) a spread over a floating rate equal to the greatest of (a) the prime rate, (b) the greater of the federal funds effective rate and the overnight bank funding rate from time to time plus one-half of one percent, and (c) the LIBO rate for a one month interest period plus one percent (the “base rate”), or (ii) a spread over a fixed rate equal to the 1-, 2-, 3 or 6-month LIBO rate. The interest rate spread is 100 or 125 basis points on base rate loans and 200 or 225 basis points on LIBO rate loans, in each case depending on the Company’s secured leverage ratio.

All of our obligations under the Term Facility will be secured by a pari passu first-lien security interest in substantially all of our assets and those of our material U.S. subsidiaries and will be guaranteed by our material U.S. subsidiaries. Loans under the Term Facility will rank pari passu in right of payment and security with the loans under our $400,000,000 secured Revolving Credit Agreement (as defined below).

The loans under the Term Facility will be repayable in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount thereof. The balance of the term loans will be payable on the date that is seven years from the closing date of the Term Facility.

We will also be required to make mandatory prepayments on the loans under the Term Facility in amounts equal to (a) 100% of the net cash proceeds of certain asset sales by us or any of our subsidiaries in excess of $10 million in a single transaction or $25 million in aggregate in a fiscal year, subject to a right to reinvest the proceeds in assets useful for our business under certain conditions, (b) 100% of the net cash proceeds from the issuance or incurrence of debt by us or our subsidiaries (other than indebtedness permitted by the Term Facility, except for refinancing indebtedness), and (c) 50% of excess cash flow (subject to a step-down of such percentage if our secured leverage ratio level is below certain thresholds) for each fiscal year of the Company, commencing with the fiscal year ending on or about November 30, 2018. Subject to certain conditions, the Company may also prepay amounts due under the Term Facility without premium or penalty, other than a 1% prepayment premium if it prepays any portion of the loans under the Term Facility on or before the date that is 6 months after the closing date of the Term Facility with proceeds from a new or replacement tranche of long-term secured loans that has an “all-in yield” that is less than the “all-in yield” of the new secured term facility, or if it enters into an amendment to the new secured term facility which reduces the “all-in yield” of the new secured term facility, in each case subject to certain customary exceptions.

Amounts due under the Term Facility may be accelerated upon an event of default as defined in the Credit Agreement, such as breach of a representation, covenant or agreement of the Company, defaults with respect to certain of our other material indebtedness, or the occurrence of bankruptcy, if not otherwise waived or cured.

*    *    *

The foregoing summary of the Credit Agreement and related guaranty and collateral agreements (the form of which are as included as exhibits to the Credit Agreement) does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and exhibits, which are filed as Exhibit 10.1 to this report and hereby incorporated herein by reference.

Copies of these agreements are included with this filing only to provide investors with information regarding their terms, and not to provide investors with any other factual information regarding the parties, their affiliates, or their respective businesses. In particular, you should not rely on the assertions embodied in the representations, warranties, and covenants contained in these agreements, or any descriptions thereof, as characterizations of the actual state of facts or the actual condition of the parties, their affiliates, or their respective business. The representations, warranties, and covenants in such agreements (1) were made only for purposes of such agreement and solely for the benefit of the parties thereto, (2) were made only as of specified dates and does not reflect subsequent information, (3) are subject to limitations agreed upon by the parties thereto, including being subject to confidential schedules that modify, qualify and create exceptions to such representations, warranties and covenants, (4) may also be subject to contractual standards of materiality different from that generally applicable under federal securities laws, and (5) may have been made for the purposes of allocating risk between the parties thereto instead of establishing matters of fact.

Item 1.02	Termination of a Material Definitive Agreement.

Repayment of Existing Term Loan and Private Placement Notes

Concurrently with drawing the Term Facility and closing the Royal acquisition, we paid in full the following existing obligations:

•	Our obligations under the term loan that was in place under the Revolving Credit Agreement (as defined below) as in effect prior to the Revolving Facility Amendment (as defined below). The principal amount of that term loan was in the original principal amount of $100 million but had been reduced to $95 million through scheduled amortization.

•	Our obligations (including make-whole amounts required to be paid) under three series of private placement notes issued under Note Purchase Agreements dated as of December 16, 2009 and March 5, 2012, including our 5.61% Senior Notes, Series C, due December 16, 2019, in the aggregate principal amount of $35 million, 5.61% Senior Notes, Series D, due February 24,2020, in the aggregate principal amount of $65 million, and 4.12% Senior Notes, Series E, due March 5, 2022, in the aggregate principal amount of $250 million.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Completion of Royal Acquisition

On October 20, 2017, we completed our previously announced acquisition (the “Royal acquisition”) of ASP Royal Acquisition Corp. (“Royal Holdco 1”) pursuant to the Stock Purchase Agreement dated as of September 2, 2017 (the “Stock Purchase Agreement”) by and among H.B. Fuller, HBF Windsor Holding Co., a newly formed wholly owned subsidiary of ours (the “Purchaser”), Royal Holdco 1 and ASP Royal Holdings LLC (“Seller”). As a result of the acquisition, we indirectly acquired 100% of the equity interests of Royal Holdings, Inc. and its consolidated subsidiaries (collectively, “Royal”) from Seller, an affiliate of American Securities LLC, for a base purchase price, paid in cash at closing using proceeds of the Term Facility, of $1.575 billion. The base purchase price is subject to adjustment for cash, debt, and working capital at closing and certain other items. Royal is a leading global, pure-play manufacturer of specialty adhesives and sealants.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On October 4, 2017 the Compensation Committee of the Board of Directors of the Company approved a form of Performance-Based Non-Qualified Stock Option Agreement (the “Performance-Based NQSO Agreement”) to be used to make grants of performance-based non-qualified stock options to certain executive officers contingent on the closing of the Royal acquisition.

The Performance-Based NQSO Agreement form provides for cliff vesting in the event that fiscal year 2020 Adjusted EBITDA (defined as Adjusted Operating Income plus Depreciation plus Amortization, Operating Income adjustments include items as publicly disclosed in the Company’s quarterly earnings release) performance criteria is met at least at a threshold level in order to promote the successful integration of the acquired business into the Company’s operations. The number of Non-Qualified Stock Options may increase from the threshold level if higher levels of performance are achieved.

On October 20, 2017, in connection with the closing of the Royal acquisition, grants of performance-based non-qualified stock options (“NQSOs”) were made to named executive officers under the Performance-Based NQSO Agreement in the following target level amounts: James J. Owens (267,184 NQSOs), John J. Corkrean (50,041 NQSOs), Zhiwei Cai (41,701 NQSOs), Traci L. Jensen (41,701 NQSOs), and Patrick Kivits (41,701 NQSOs). Target level NQSO amounts may increase to 150% of the target amount based on fiscal year 2020 EBITDA performance.

The foregoing description is qualified in its entirety by reference to the form of the Performance-Based NQSO Agreement, a copy which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

Effectiveness of Revolving Credit Facility Amendment

As previously announced, on September 29, 2017, we entered into an amendment (the “Revolving Facility Amendment”) to our Credit Agreement, dated as of April 12, 2017 with certain financial institutions (as amended by the Revolving Facility Amendment, the “Revolving Credit Agreement”). The conditions to the effectiveness of the Revolving Facility Amendment were satisfied in connection with the transactions reported on this Current Report on Form 8-K and, accordingly, the amendments effected by the Revolving Facility Amendment have become effective as of October 20, 2017.

Termination of Bridge Commitments

As previously announced, on September 2, 2017, we entered into a Commitment Letter with Morgan Stanley Senior Funding, Inc. (as subsequently amended, the “Commitment Letter”), providing for a 364-day senior unsecured bridge term loan credit facility to fund the Royal acquisition and related transactions. Because we completed the Royal acquisition without use of the new facilities contemplated by the Commitment Letter, the Commitment Letter (including the lending commitments thereunder) has automatically terminated pursuant to its terms.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

We previously filed the financial statements required by Item 9.01(a) as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2017 and incorporated herein by reference pursuant to General Instruction B.3. of Form 8-K.

(b) Pro Forma Financial Information.

We previously filed the pro forma financial information required by Item 9.01(b) as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2017 and incorporated herein by reference pursuant to General Instruction B.3. of Form 8-K.

(d)    Exhibits.

No.	Description

2.1	Stock Purchase Agreement, dated as of September 2, 2017, by and among H.B. Fuller Company, HBF Windsor Holding Co., ASP Royal Acquisition Corp., and ASP Royal Holdings LLC* (incorporated by reference to Exhibit 2.1 in H.B. Fuller’s Current Report on Form 8-K filed on September 5, 2017)

10.1	Term Loan Credit Agreement, dated as of October 20, 2017, by and among H.B. Fuller Company, Morgan Stanley Senior Funding, Inc., as administrative agent, and various other financial institutions party thereto as lenders

10.2	Form of Non-Qualified Stock Option Agreement

* Certain schedules and exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

*    *    *

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This communication contains forward-looking statements, including statements relating to the expected effects of the Royal acquisition. Forward-looking statements can usually be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and other expressions which indicate future events or trends. These forward-looking statements are based upon certain expectations and assumptions and are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including the risks described from time to time in our reports filed with the Securities and Exchange Commission under the heading “Risk Factors,” including our Annual Report on Form 10-K for the fiscal year ended December 3, 2016, subsequent Quarterly Reports on Form 10-Q and in other of our filings with the Securities and Exchange Commission. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

Date: October 20, 2017	By:	/s/ John. J. Corkrean
John J. Corkrean
Executive Vice President and Chief Financial Officer